EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-48995 and 333-210944) of Electro-Sensors, Inc. of our report dated March 20, 2018 relating to the financial statements that appear in this Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Boulay PLLP

Minneapolis, MN

March 20, 2018

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